SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Abrams Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ABRAMS INDUSTRIES, INC.

Atlanta, Georgia

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On August 24, 2005

      The Annual Meeting of Shareholders of ABRAMS INDUSTRIES, INC. (the “Company”) will be held on Wednesday, August 24, 2005, at 11:00 A.M., Atlanta time, at the Company’s Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia, for the purpose of considering and voting upon the following:

(1)	The election of eight (8) Directors to constitute the Board of Directors until the next Annual Meeting and until their successors are qualified and elected.

(2)	Such other matters as may properly come before the Meeting or any and all adjournments thereof.

      The Board of Directors has fixed the close of business on July 11, 2005, as the Record Date for the determination of the shareholders who will be entitled to notice of, and to vote at, this Meeting or any and all adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Alan R. Abrams
Co-Chairman of the Board
President and Chief Executive Officer

Atlanta, Georgia

July 29, 2005

IMPORTANT — YOUR PROXY IS ENCLOSED.

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY.
NO POSTAGE IS REQUIRED IF MAILED
IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

PROXY STATEMENT
GENERAL INFORMATION
ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
NOMINATION OF DIRECTORS
PRINCIPAL HOLDERS OF THE COMPANY’S SECURITIES AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION OF EXECUTIVE OFFICERS
EQUITY COMPENSATION PLAN
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPENSATION OF DIRECTORS
SHAREHOLDER RETURN
INFORMATION CONCERNING THE COMPANY’S INDEPENDENT AUDITORS
Fees Billed in Last Two Fiscal Years
CORPORATE GOVERNANCE AND COMMUNICATING WITH THE BOARD
SHAREHOLDER PROPOSALS
OTHER MATTERS

ABRAMS INDUSTRIES, INC.

EXECUTIVE OFFICES

1945 The Exchange

Suite 300
Atlanta, Georgia 30339-2029

PROXY STATEMENT

      The following information is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders (the “Meeting”) to be held on Wednesday, August 24, 2005, at 11:00 A.M., Atlanta time, at the Company’s Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia. A copy of the Company’s Annual Report for the fiscal year ended April 30, 2005, and a proxy for use at the Meeting are enclosed with this Proxy Statement. This Proxy Statement and the enclosed proxy first were mailed to shareholders on or about July 29, 2005.

GENERAL INFORMATION

      Any proxy given pursuant to this solicitation may be revoked, without compliance with any other formalities, by any shareholder who attends the Meeting and gives oral notice of his or her election to vote in person. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering to the Secretary of the Company a notice of revocation or a duly executed proxy for the same shares bearing a later date. All proxies of shareholders solicited by the Company, which are properly executed and received by the President of the Company prior to the Meeting, and which are not revoked, will be voted at the Meeting. The shares represented by such proxies will be voted in accordance with the instructions thereon, and unless specifically instructed to vote otherwise, the individuals named in the enclosed proxy will vote to elect all the nominees as set forth in this Proxy Statement. Abstentions and “broker non-votes” will be included in determining whether a quorum is present at the Meeting, but will otherwise have no effect on the election of the Directors. Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not received specific voting instructions from their clients with respect to non-routine matters. A system administered by the Company’s transfer agent will tabulate the votes cast.

      The Company pays the cost of soliciting proxies. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Common Stock and normal handling charges may be paid for such forwarding service. In addition to soliciting by mail, Directors and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone or other means.

      As of the Record Date for the Meeting, there were 3,209,013 shares of Common Stock outstanding and entitled to vote. The holders of Common Stock, the only outstanding class of voting stock of the Company, are entitled to one (1) vote per share.

ELECTION OF DIRECTORS

      The Board of Directors recommends the election of the eight (8) nominees listed below to constitute the entire Board to hold office until the next Meeting of Shareholders and until their successors are elected and qualified. If, at the time of the Meeting, any of such nominees should be unable or unwilling to serve, the persons named in the proxy will vote for such substitutes or vote to reduce the number of Directors for the ensuing year in accordance with his judgment of what is in the best interest of the Company. Management has no reason to believe that any substitute nominee or nominees or reduction in the number of Directors for the ensuing year will be required. The affirmative vote of a plurality of the votes cast is required to elect the nominees. The Board has determined that David L. Abrams, Samuel E. Allen, Gilbert L. Danielson, Robert T. McWhinney, Jr. and Felker W. Ward, Jr. are independent Directors within the meaning of the listing standards of the Nasdaq Stock Market.

      The following information relating to: (1) age as of August 24, 2005; (2) directorships in other publicly-held companies; (3) positions with the Company; and (4) principal employment has been furnished by the respective nominees. Except as otherwise indicated, each nominee has been or was engaged in his or her present or last principal employment, in the same or a similar position, for more than five (5) years.

INFORMATION ABOUT NOMINEES
NAME	FOR DIRECTOR

Alan R. Abrams	A Director of the Company since 1992, Mr. Abrams has been Co-Chairman of the Board since 1998, Chief Executive Officer since 1999, and President since 2000. Mr. Abrams is 50.

David L. Abrams	A Director of the Company since 2000, Mr. Abrams has been President of Silver Star Management Corp., an investment management company, and has been engaged in managing family investments, since October 2000. He was associated with the law firm of Sutherland Asbill & Brennan LLP from 1993 to 2001. Mr. Abrams is 47.

J. Andrew Abrams	A Director of the Company since 1992, Mr. Abrams has been Co-Chairman of the Board since 1998, and Vice President-Business Development since 2000. He served as President and Chief Operating Officer from 1999 to 2000. Mr. Abrams is 45.

Samuel E. Allen	A Director of the Company since September 2003, Mr. Allen has served as Chairman of Globalt, Inc., an investment management company, since 1990, and was Chief Executive Officer of that company from 1990 to 2004. He is also a Director of Chattem, Inc. Mr. Allen is 69.

Gilbert L. Danielson	A Director of the Company since 2000, Mr. Danielson has served as Executive Vice President, Chief Financial Officer and Director of Aaron Rents, Inc., a company engaged in the rental, lease ownership and specialty retailing of consumer electronics, furniture, household appliances, and accessories, since 1990. Mr. Danielson is 59.

Melinda S. Garrett	A Director of the Company since 1999, Ms. Garrett has been Corporate Secretary since 2000, Vice President since May 2004, and was Chief Financial Officer from 1997 to 2003. She also has served Abrams Properties, Inc. as Chief Executive Officer since 2003, President since 2001, Chief Financial Officer from 1998 to 2000, and Vice President from 1993 to 2000. Ms. Garrett is 49.

INFORMATION ABOUT NOMINEES
NAME	FOR DIRECTOR

Robert T. McWhinney, Jr.	A Director of the Company since 2000, Mr. McWhinney has been President and Chief Executive Officer of Douglass, McCarthy & McWhinney, Inc., a consulting company, since 2003. He was Group Vice President — Consulting Operations for Jacobs Engineering Group, Inc., an engineering, construction and consulting company, from January 2001 until September 2001. Mr. WcWhinney was President of Jacobs Consultancy, Inc., an international technical and management consulting company and an operating subsidiary of Jacobs Engineering Group, Inc., from October 2001 until June 2003. He was President and Chief Executive Officer of Stone & Webster Management Consultants, Inc., an international management consulting company and an operating subsidiary of Stone & Webster, Inc., from 1997 to 2000. Mr. McWhinney is 65.

Felker W. Ward, Jr.	A Director of the Company since 1992, Mr. Ward is a member of Pinnacle Investment Advisors, LLC, an investment advisory company, and served as Chairman of that company from 1994 to 2004. He also is a Director of AGL Resources, Inc. and Atlanta Life Insurance Company. Mr. Ward is 72.

      Alan R. Abrams and J. Andrew Abrams are brothers, and are first cousins to David L. Abrams. There are no other family relationships between any current Executive Officers or Directors of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During the fiscal year ended April 30, 2005, the Board of Directors held four meetings, the Audit Committee held four meetings, the Nominating Committee held one meeting, and the Compensation Committee held three meetings. All of the Directors who served during the fiscal year ended April 30, 2005, attended at least seventy-five percent (75%) of the aggregate of all Board meetings and the meetings of each committee of the Board on which he or she served, if any.

      The membership of the Board’s standing Audit Committee, Compensation Committee and Nominating Committee is composed entirely of independent Directors as defined in the listing standards of the Nasdaq Stock Market. These Committees all operate pursuant to written charters adopted by the Board of Directors available at the Company’s Website, www.abramsindustries.com, through the “Investor Relations” and then the “Corporate Governance” links.

      The Audit Committee currently consists of Samuel E. Allen, Felker W. Ward, Jr., and Gilbert L. Danielson, Chairman. The Board has determined that Mr. Danielson is an “audit committee financial expert” within the meaning of the rules of the Securities & Exchange Commission. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise: (1) the integrity of the Company’s financial statements and other external financial information, financial reporting process and internal controls; (2) the Company’s auditing process, including all engagements of the Company’s independent accountants, the internal auditors and the performance of financial management; and (3) the Company’s ethical and legal compliance. The Audit Committee has the sole authority to appoint, compensate, retain, and terminate the independent accountants, and to pre-approve all audit and permitted non-audit services provided by the independent accountants.

      The Compensation Committee currently consists of Samuel E. Allen, Gilbert L. Danielson, and Robert T. McWhinney, Jr., Chairman. The primary function of the Compensation Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to executive compensation. This Committee is authorized to determine the compensation of the Company’s Executive Officers, and to administer the Company’s 2000 Stock Award Plan.

      The Nominating Committee currently consists of David L. Abrams, Samuel E. Allen, Gilbert L. Danielson, Robert T. McWhinney, Jr. and Felker W. Ward, Jr., Chairman. The primary function of the Nominating Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to: (1) Board and Committee membership, organization and function; (2) director qualifications and performance; and (3) corporate governance. The Committee is responsible for recommending to the Board the slate of nominees to be recommended to the shareholders for election at the Company’s annual shareholder meeting.

      The Board has a standing Executive Committee, currently consisting of Alan R. Abrams, J. Andrew Abrams, and Melinda S. Garrett. This Committee is empowered to take actions that do not require the approval of the full Board of Directors, subject to the authority of the other Board committees and to the requirements of applicable law. All actions of the Executive Committee subsequently are ratified by the full Board of Directors.

NOMINATION OF DIRECTORS

      Nominations Process. The Nominating Committee is responsible for considering and making recommendations to the Board concerning nominees to recommend to the shareholders in connection with the Company’s Annual Meeting of Shareholders, and nominees for appointments to fill any vacancy on the Board. To fulfill these responsibilities, the Committee periodically considers and makes recommendations to the Board regarding what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent Director for re-election, the Board and the Nominating Committee evaluate each incumbent’s continued service in light of the Board’s collective requirements at the time such Director comes up for re-election.

      When the need for a new Director arises (whether because of a newly created Board seat or a vacancy), the Nominating Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates. The Committee reviews the qualifications of each candidate. Final candidates are generally interviewed by one or more Board members. The Committee then makes a recommendation to the Board based on its review, the results of interviews with the candidate, and all other available information. The Board makes the final decision on whether to invite the candidate to join the Board.

      Director Qualifications. The Nominating Committee is responsible for considering and making recommendations to the Board concerning criteria for the selection of qualified Directors. At a minimum, Directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field, and the ability to devote sufficient time to carry out the duties of a Director. In addition to these minimum qualifications for candidates, in evaluating candidates the Board and the Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board. These factors may include: a candidate’s professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to the Company and the Board; whether the candidate will complement or contribute to the mix of talents, skills and other characteristics needed to maintain the Board’s effectiveness; the candidate’s ability to fulfill the responsibilities of a Director and of a member of one or more of the Board’s standing committees; whether the candidate is independent; and whether the candidate is financially literate or a financial expert.

      Shareholder Nominations. Nominations of individuals for election to the Board at any meeting of shareholders at which Directors are to be elected may be made by any Company shareholder entitled to vote for the election of Directors at that meeting by complying with the procedures set forth in Section 10 of the Company’s Bylaws. Section 10 provides that notice of proposed shareholder nominations must be given to the Secretary of the Company at the Company’s principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the meeting at which Directors are to be elected, unless the notice of meeting is given less than sixty (60) days prior to the meeting, in which case the notice of nomination must be received not later than the tenth (10th) day following the day on which the notice of meeting was mailed to shareholders. The notice of nomination must contain information about each proposed nominee, including age, address, principal occupation, the number of shares of stock of the Company beneficially owned by such nominee, and such other information as would be required to be disclosed under the Securities Exchange Act of 1934 (the “Exchange Act”), in connection with any acquisition of shares by such nominee or with the solicitation of proxies by such nominee for his or her election as a Director. Information must also be disclosed by and about the shareholder proposing to nominate that person. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

      The Nominating Committee will consider recommending to the Board that it include in the Board’s slate of Director nominees for a shareholders’ meeting a nominee submitted to the Company by a shareholder who has beneficially held at least five percent (5%) of the Company’s outstanding Common Stock for at least two (2) years. In order for the Committee to consider such nominees, the nominating shareholder should submit the information about the nominee and nominating shareholder described in Section 10 of the Bylaws to the Secretary of the Company at the Company’s principal executive offices within the time period prescribed by Rule 14a-8 under the Exchange Act — generally, at least one hundred twenty (120) days before the first anniversary of the date that the Company’s Proxy Statement was released to shareholders in connection with the previous year’s Annual Meeting of Shareholders. That deadline can be found below, under “Shareholder Proposals.” The nominating shareholder should expressly indicate that such shareholder desires that the Board and the Committee consider such shareholder’s nominee for inclusion with the Board’s slate of nominees for the meeting, and should submit information demonstrating that the shareholder has beneficially owned at least five percent (5%) of the Company’s outstanding Common Stock for at least two (2) years. The nominating shareholder and shareholder’s nominee should undertake to provide, or consent to the Company obtaining, all other information the Board and the Committee may request in connection with their evaluation of the nominee.

      The shareholder’s nominee must satisfy the minimum qualifications for Director described above. In addition, in evaluating shareholder nominees for inclusion with the Board’s slate of nominees, the Board and Committee may consider all relevant information, including: the factors described above; whether there are or will be any vacancies on the Board; the size of the nominating shareholder’s Company holdings and the length of time such shareholder has owned such holdings; whether the nominee is independent of the nominating shareholder and able to represent the interests of the Company and its shareholders as a whole; and the interests and/or intentions of the nominating shareholder.

PRINCIPAL HOLDERS OF THE COMPANY’S SECURITIES

AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth the beneficial ownership, as of April 30, 2005, of the Common Stock by: (1) persons (as that term is defined by the Securities and Exchange Commission) who beneficially own more than five percent (5%) of the outstanding shares of such stock; (2) Directors; (3) Executive Officers named in the Summary Compensation Table below; and (4) all Executive Officers and Directors of the Company as a group. The following percentages of outstanding shares total more than one hundred percent (100%), because they are based on SEC beneficial ownership rules, the application of which can result in the same shares being owned beneficially by more than one person.

	Shares of		Percentage of
	Common Stock		Outstanding
Name and Address	Beneficially Owned		Shares

David L. Abrams	757,678	(1)(2)(3)	23.54%

Alan R. Abrams	652,100	(4)(5)(6)(7)	19.41%

Kandu Partners L.P.	612,208		19.08%
Post Office Box 53407
Atlanta, Georgia 30355

J. Andrew Abrams	552,000	(4)(5)(8)	16.94%

Abrams Partners, L.P.	500,000		15.58%
7525 Princeton Trace
Atlanta, Georgia 30328

Edward M. Abrams	289,697	(5)(9)	9.03%
2828 Peachtree Road, Apt 2901
Atlanta, Georgia 30305

Melinda S. Garrett	52,000	(8)	1.60%

Mark J. Thomas	27,000	(10)	*

Felker W. Ward, Jr.	13,684	(3)	*

	Shares of		Percentage of
	Common Stock		Outstanding
Name and Address	Beneficially Owned		Shares

Gilbert L. Danielson	11,000	(3)	*

Robert T. McWhinney, Jr.	11,000	(3)(11)	*

Samuel E. Allen	7,000	(12)	*

All Executive Officers and Directors as a group (9 persons)	1,872,159		53.05%

*	Less than 1%

(1)	Includes 612,208 shares (19.08% of outstanding shares) owned by Kandu Partners, L.P., which David L. Abrams beneficially owns due to his control of the general partner of the partnership, and 400 shares held by the Estate of Bernard W. Abrams, for which David L. Abrams serves as Co- Executor.
(2)	Includes 25,064 shares owned by Purple Heart Partners LLLP, which David L. Abrams beneficially owns due to his control of the general partner of the partnership.
(3)	Includes currently exercisable options to purchase 10,000 shares of Common Stock.
(4)	Includes 500,000 shares (15.58% of the outstanding shares) owned by Abrams Partners, L.P., which Alan R. Abrams and J. Andrew Abrams each beneficially own due to their joint control of the general partner of such partnership.
(5)	Does not include 144,817 shares (4.51% of the outstanding shares) owned by two trusts established by the parents of Edward M. Abrams, and under which Edward M. Abrams and his children, Alan R. Abrams, J. Andrew Abrams, and Laurie Abrams Lindey, are beneficiaries. An independent trustee, who holds the power to vote and dispose of the shares, administers the two trusts.
(6)	Includes 100 shares owned by Mr. Alan R. Abrams’ wife.
(7)	Includes currently exercisable options to purchase 150,000 shares of Common Stock.
(8)	Includes currently exercisable options to purchase 50,000 shares of Common Stock.
(9)	Includes 12,389 shares owned jointly with and 28,523 shares owned directly by Mr. Edward M. Abrams’ wife.

(10)	Includes currently exercisable options to purchase 25,000 shares of Common Stock.
(11)	All shares are owned jointly with Mr. McWhinney’s wife.
(12)	Includes currently exercisable options to purchase 5,000 shares of Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, certain officers, and persons who beneficially own more than ten percent (10%) of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. These persons are also required to furnish the Company with copies of all forms they file under this statute. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations of such persons, all required forms were filed on time.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth all compensation earned by the Chief Executive Officer (“CEO”) and each of the Company’s other three (3) highest paid Executive Officers for services rendered in all capacities during the Company’s last three fiscal years:

		Annual Compensation			Long-Term
					Compensation
					Awards		All
							Other
	Fiscal	Salary	Bonus	Other	Restricted	Securities	Compensation
	Year	($)	($)(1)	Annual	Stock	Underlying	($)(5)
				Compensation	Awards	Options
Name and Principal Position				($)(2)	($)(3)	(#)(4)

Alan R. Abrams	2005	300,000	221,828	—	—	—	16,291
Co-Chairman,	2004	300,000	25,000	—	—	—	20,020
President, and CEO	2003	300,000	5,769	—	—	150,000	13,323

Melinda S. Garrett	2005	199,000	132,544	—	—	—	15,455
Vice President	2004	195,000	50,000	—	—	—	19,356
and Secretary. CEO	2003	195,000	28,750	—	—	50,000	13,300
and President, Abrams Properties, Inc.

Mark J. Thomas (6)	2005	185,000	122,305	—	8,340	—	2,870
Chief Financial	2004	95,575	—	—	—	50,000	—
Officer	2003	—	—	—	—	—	—

J. Andrew Abrams	2005	169,000	106,752	—	—	—	15,589
Co-Chairman and Vice	2004	165,000	—	—	—	—	19,335
President-Business	2003	165,000	3,173	—	—	50,000	13,162
Development

(1)	Consists of cash incentive and holiday bonuses and cash profit-sharing (both accrued and deferred, during the applicable fiscal year, such deferral at the election of the respective Executive Officer). The incentive bonus for fiscal year 2005 is to be paid in two installments of which 50% will be paid in July 2005 and the other 50% in January 2006. Both payments are contingent on active employment by the Company on date the installment is paid.

(2)	Perquisites and other benefits paid by the Company on behalf of the Executive Officers, if any, do not meet the SEC threshold for disclosure.

(3)	Consists of 2,000 shares of restricted stock that were awarded pursuant to the Company’s 2000 Stock Award Plan and vested in January 2005. Dividends were paid on all restricted stock at the same rate payable to all common shareholders, and are not reflected in the values in the table above.

(4)	Options granted pursuant to the Company’s 2000 Stock Award Plan.

(5)	Consists of: (i) matching contributions to the Company’s 401(k) Plan; (ii) premiums paid on behalf of the named Executive Officers under individual life insurance policies; and (iii) Directors fees. Such amounts in the fiscal year ended April 30, 2005, were as follows:

	Matching	Premiums
	Contributions	for
	to 401(k)	Life	Directors
	Plan	Insurance	Fees

Alan R. Abrams	$3,121	$770	$12,400
Melinda S. Garrett	3,055	—	12,400
Mark J. Thomas	2,870	—	—
J. Andrew Abrams	2,609	580	12,400

(6)	Employment commenced in October 2003.

      There were no individual grants of stock options made during the fiscal year ended April 30, 2005, to any of the Executive Officers, and no Executive Officer exercised any stock options during that period. None of the stock options held by the Executive Officers were “in-the-money” as of April 30, 2005.

EQUITY COMPENSATION PLAN

      The Abrams Industries, Inc. 2000 Stock Award Plan (the “Stock Award Plan”) was adopted by the Board of Directors in May 2000 and subsequently approved by the shareholders in August 2000. Awards granted under the Stock Award Plan may be incentive stock options; nonqualified stock options; shares of Common Stock, which may be nontransferable and/or forfeitable under restrictions, terms and conditions set forth in the award agreement; stock appreciation rights; or performance shares. The number of shares of Common Stock with respect to which awards may be granted and outstanding under the Stock Award Plan is a maximum of 1,000,000 shares. The Company has no other compensation plans or arrangements under which equity securities are authorized for issuance.

      The following table sets forth certain information regarding the Stock Award Plan as of April 30, 2005:

(c)
(a)		Number of
Number of	(b)	Securities
Securities to be	Weighted-	Remaining Available
Issued Upon	Average Exercise	for Future Issuance
Exercise of	Price of	(Excluding Securities
Outstanding	Outstanding	Reflected in
Options	Options	Column (a))

716,514	$5.13	224,286

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

REPORT ON EXECUTIVE COMPENSATION

      The objectives of the Company’s Executive compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning employee compensation with the financial interests of the shareholders of the Company, and to attract, motivate, reward and retain employees, including Executive Officers, who contribute to the long-term success of the Company. In furtherance of these goals, the Company’s compensation program for Executive Officers includes base salary, annual incentive compensation and long-term incentive compensation. At the discretion of the Board of Directors, selected Executive Officers may participate in the Senior Management Deferral Plan, which is designed to permit eligible employees to defer a portion of their incentive compensation. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation of the Company’s Executive Officers.

      Salary. The Compensation Committee determines base salaries for the Executive Officers, including the CEO, based upon the financial performance of the Company or subsidiary, as the case may be, and upon the individual’s level of responsibility, qualifications, time with the Company, contribution, performance, and the compensation levels of similarly positioned executives in comparable companies. Evaluation of these factors is subjective and no fixed, relative weights are assigned to the criteria considered.

      Incentive Compensation. The Compensation Committee determines the amount of annual cash incentive bonus, if any, for the Executive Officers. These incentive bonuses are based upon the financial performance of the Company or subsidiary, as the case may be, and upon the individual’s level of responsibility, qualifications, contribution, performance, the bonus levels of similarly positioned executives in comparable companies, and upon the judgment as to the impact of the individual on the financial performance of the Company.

      The Company has a 401(k) plan (the “Plan”) that covers eligible employees meeting certain service requirements. Pursuant to the provisions of the Plan, eligible employees may make salary deferrals (before tax) of up to one hundred percent (100%) of their total compensation per plan year, subject to a specified maximum contribution as determined by the Internal Revenue Service. The Plan also includes provisions that authorize the Company to make discretionary contributions. Such contributions, if made, are allocated among all eligible employees as determined under the Plan. The trustees under the Plan invest the assets of each participant’s account as directed by the participants. During the fiscal year ended April 30, 2005, the Company made employer matching 401(k) contributions to the Plan for all participating employees totaling approximately $49,000.

      Stock Awards. The Board of Directors adopted the Abrams Industries, Inc. 2000 Stock Award Plan (the “Stock Award Plan”) on May 26, 2000. The Company’s shareholders approved the Stock Award Plan on August 23, 2000. It is the intent of the Stock Award Plan to provide the means through which employees, including Executive Officers, can build a financial stake in the Company, so as to align the employees’ economic interests with those of shareholders. The Stock Award Plan is designed to play an integral role in the ability of the Company to attract and retain key employees, directors, consultants, and independent contractors. The Company believes that equity ownership among employees is an incentive which can enhance the Company’s growth, profitability, and, accordingly, shareholder value.

      The Executive Officers were not awarded any stock options or shares of restricted stock during the Company’s fiscal year ended April 30, 2005. In June 2004, the Compensation Committee awarded 5,200 shares of restricted stock to certain employees and 54,900 incentive stock options to certain employees. In September 2004, the Compensation Committee awarded 2,300 shares of restricted stock to certain employees and 10,000 incentive stock options to one employee. In March 2005, the Compensation Committee awarded 1,700 shares of restricted stock to certain employees and 72,000 incentive stock options to certain employees. In June 2005, the Compensation Committee awarded 900 shares of restricted stock to certain employees and 4,000 incentive stock options to one employee.

      Compensation Deductibility Policy. The Company does not anticipate that Section 162(m) of the Internal Revenue Code, which limits the tax deduction for certain executive compensation exceeding $1,000,000, will have any impact on the compensation policies of the Company.

      The tables included in this Proxy Statement and accompanying narrative and footnotes reflect the decisions covered by the above discussion.

      Submitted by the Compensation Committee of the Company’s Board of Directors.

Robert T. McWhinney, Jr., Chairman
Samuel E. Allen
Gilbert L. Danielson

AUDIT COMMITTEE REPORT

      The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2005, with management and the independent auditors, Deloitte & Touche LLP. Management made representations to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The discussions with the independent auditors also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The independent auditors provided to the Audit Committee the written disclosures and the letter regarding its independence, as required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). This information was discussed with the independent auditors.

      Based on discussions with management and the Company’s independent auditors, the Audit Committee’s review of the representations of management, and the report and independence letter of the independent auditors, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission for the fiscal year ended April 30, 2005.

      Submitted by the Audit Committee of the Company’s Board of Directors.

Gilbert L. Danielson, Chairman
Samuel E. Allen
Felker W. Ward, Jr.

COMPENSATION OF DIRECTORS

      Currently, each independent Director is paid a retainer of $600 per month and a fee of $1,300 for each Board of Directors meeting attended. In addition, independent Directors who are members of a committee of the Board of Directors, are paid a fee of $600 for each committee meeting attended.

      Directors’ Deferred Compensation Plan. The Company maintains a Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”) under which members of the Board of Directors of the Company may elect to defer to a future date receipt of all or any part of their compensation as Directors and/or as members of a committee of the Board. For purposes of the Deferred Compensation Plan, “compensation” means the retainer fees and meeting fees payable to such Directors by the Company in their capacities as Directors or as members of a committee of the Board of Directors, respectively, but excludes awards of restricted stock or stock options.

      The Deferred Compensation Plan is administered by the Executive Committee of the Board of Directors. A committee member may not participate in any decision relating in any way to his or her individual rights or obligations as a participant under the Deferred Compensation Plan.

      The Company will make payments of deferred compensation and the earnings on such deferred compensation pursuant to the provisions of the Deferred Compensation Plan at the time specified by each participant in a lump sum, subject to the Plan’s restrictions and limitations, or, at the sole discretion of the participant, in no more than five (5) equal annual installments. For the year ended April 30, 2005, three (3) members of the Board of Directors participated in the Deferred Compensation Plan.

SHAREHOLDER RETURN

      Set forth below is a line graph comparing, for the five-year period ending April 30, 2005, the cumulative total shareholder return (assuming reinvestment of dividends) on the Company’s Common Stock, with that of: (i) all U.S. companies quoted on NASDAQ; (ii) all retail trade companies quoted on NASDAQ; and (iii) all companies in the Dow Jones U.S. Heavy Construction Index. The comparison assumes $100 was invested on April 30, 2000, in the Company’s Common Stock and in each of the indices shown. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

	4/30/00	4/30/01	4/30/02	4/30/03	4/30/04	4/30/05

Abrams Industries, Inc.	$100.00	$97.30	$150.50	$119.90	$126.70	$152.00
NASDAQ Stock Market (US Companies)	100.00	54.70	44.00	38.40	50.20	50.40
NASDAQ Retail Trade Stocks	100.00	77.90	104.30	91.20	121.70	139.70
Dow Jones U.S. Heavy Construction Index*	100.00	141.59	129.46	108.80	123.17	158.66

*	In the past, the Company has used the Dow Jones U.S. Heavy Construction Index; however, in April 2004, the Company made the decision to discontinue its operations as a general contractor and believes that this index is no longer applicable to the overall business.

INFORMATION CONCERNING THE COMPANY’S INDEPENDENT AUDITORS

      Deloitte & Touche LLP was the independent public accountant for the Company for the fiscal year ended April 30, 2005. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and respond to appropriate questions. The Audit Committee of the Board of Directors has not selected auditors for the present fiscal year because the matter has not yet been considered.

Fees

      The following table sets forth the aggregate fees billed by Deloitte & Touche for the Company’s fiscal years ended April 30, 2005, and April 30, 2004.

Fees Billed in Last Two Fiscal Years

	Year Ended April 30,

	2005	2004

Audit	$160,000	$135,500
Audit-Related (1)	—	7,500
Tax (2)	76,127	133,695

	$236,127	$276,695

(1)	Includes fees for the audit of the 401(k) Plan.
(2)	Includes fees for tax return preparation and other services.

Pre-Approval of Audit and Permissible Non-Audit Services

      Pursuant to its Charter, the Audit Committee is responsible for the pre-approval of all audit services and all permissible non-audit services to be performed for the Company by the independent accountant. To help fulfill this responsibility, the Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. Under the policy, all auditor services must be pre-approved by the Audit Committee either (1) before the commencement of each service on a case-by-case basis — called “specific pre-approval;” or (2) by the description in sufficient detail in an appendix to the policy of particular services which the Audit Committee has generally approved, without the need for case-by-case consideration — called “general pre-approval.” Unless a particular service has received general pre-approval, it must receive the specific pre-approval of the Committee, or one of its members to whom the Committee has delegated specific pre-approval authority. The appendix to the policy describes the services which have received general pre-approval. These general pre-approvals allow the Company to engage the independent accountants for the enumerated services subject to fee limits per engagement and aggregate limits per service for a fiscal year. Any engagement of the independent accountants pursuant to a general pre-approval must be reported to the Audit Committee at its next regular meeting. The Audit Committee periodically reviews the services that have received general pre-approval and the associated fee ranges. The policy in no way delegates the Audit Committee’s responsibility to pre-approve services performed by the independent public accountants to management.

CORPORATE GOVERNANCE AND COMMUNICATING WITH THE BOARD

      The Company has adopted a code of ethics applicable to its employees, Directors and Executive Officers, including the Chief Executive Officer and senior financial officers. It is available at the Company’s Website, www.abramsindustries.com, through the “Investor Relations” and then the “Corporate Governance” links. The charters for the Audit, Compensation and Nominating Committees are also available at that site.

      Shareholders wishing to communicate with the Board of Directors may do so by writing to the Board in care of the Secretary of the Company, 1945 The Exchange, Suite 300, Atlanta, Georgia, 30339. The Company’s management may first review, sort and summarize such communications, and screen out solicitations for goods or services and similar inappropriate communications unrelated to the Company or its business.

SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the Company’s 2006 Annual Meeting of Shareholders in accordance with the provisions of Rule 14a-8(e) of the Securities and Exchange Commission, and shareholder nominations proposed for inclusion in the Company’s Proxy Statement and form of proxy for that meeting, must be received by the Company at its executive offices on or before March 31, 2006, in order to be eligible for inclusion in the Proxy Statement and form of proxy. See “Nomination of Directors” above. In accordance with the Company’s Bylaws, shareholder proposals submitted outside of the provisions of Rule 14a-8(e), and shareholder nominations not intended for inclusion in the Company’s Proxy Statement and form of proxy for that meeting, must generally be presented to the Secretary not less than sixty (60) days nor more than ninety (90) days prior to that meeting. The Bylaws further require that, in connection with such proposals, the shareholders provide certain information to the Secretary. The summary descriptions of the Bylaws contained in this Proxy Statement are not intended to be complete, and are qualified in their entirety by reference to the text of the Bylaws, which are available upon request of the Company.

OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the Meeting. If other matters should come before the Meeting, however, it is the intention of each person named in the proxy to vote the proxy in accordance with his judgment of what is in the best interest of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

Alan R. Abrams
Co-Chairman of the Board
President and Chief Executive Officer

Atlanta, Georgia

July 29, 2005

ABRAMS INDUSTRIES, INC.

This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders to Be Held on August 24, 2005.

    The undersigned shareholder of Abrams Industries, Inc. hereby constitutes and appoints Alan R. Abrams and J. Andrew Abrams, and either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and to vote all of the undersigned’s shares of Common Stock of Abrams Industries, Inc. at the Annual Meeting of Shareholders to be held in Atlanta, Georgia, on Wednesday, the 24th day of August, 2005, at 11:00 A.M., and at any and all adjournments thereof as follows:

(1)	Election of Directors

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES:	ALAN R. ABRAMS; DAVID L. ABRAMS; J. ANDREW ABRAMS; SAMUEL E. ALLEN; GILBERT L. DANIELSON; MELINDA S. GARRETT; ROBERT T. McWHINNEY, JR.; AND FELKER W. WARD, JR.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

    (2)   For the transaction of such other business as may lawfully come before the Meeting; hereby revoking any proxies as to said shares heretofore given by the undersigned; and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.

    It is understood that this Proxy confers discretionary authority in respect to matters not known to, or determined by, the undersigned at the time of mailing of notice of the Meeting.

    The Board of Directors favors a vote “FOR” all of the nominees listed in Item 1. Unless instructions to the contrary are indicated in the space provided for in Item 1, this Proxy will be so voted.

(Continued and to be dated and signed on reverse side)

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated July 29, 2005, and the Proxy Statement furnished therewith.

Dated and signed:	, 2005

(Signature should agree with name hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts, each owner should sign. Corporations should sign full corporate name by duly authorized officer.)

    This Proxy is revocable at or at any time prior to the Meeting. Please sign and return this Proxy to SunTrust Bank, Attn: Stock Transfer Department, P.O. Box 105649, Atlanta, Georgia 30348-9923, in the accompanying prepaid envelope.